UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No. )

Filed by the Registrant ☒
Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☐	Definitive Additional Materials
☒	Soliciting Material Pursuant to Sec. 240.14a-12

SUMMIT FINANCIAL CORPORATION
(Name of Registrant as Specified in its Charter)

____________________________________________________________
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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☐	Fee paid previously with preliminary materials.

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Set forth below is a letter sent by Summit Financial Corporation on June 14, 2005 to shareholders of record as of May 26, 2005 from which proxy votes had not been received as of that date.

SUMMIT FINANCIAL CORPORATION
Post Office Box 1087
Greenville, South Carolina 29602

URGENT REMINDER - YOUR VOTE IS VERY IMPORTANT

June 14, 2005

Dear Shareholder:

You should previously have received proxy material in connection with the Annual Meeting of Shareholders of Summit Financial Corporation to be held on Thursday, June 30th, 2005. According to our latest records, your PROXY VOTE for this meeting HAS NOT BEEN RECEIVED.

The vote required for approval of Proposal #1, the approval of the Agreement and Plan of Reorganization and Merger, dated as of March 7, 2005, by and among First Citizens Bank and Trust Company, Inc., Summit Financial Corporation, and Summit National Bank, and joined in by First Citizens Bancorporation, Inc. (the “Merger Agreement”), is an affirmative vote of at least two-thirds of all shares outstanding. If you do not return a signed proxy card, your failure to vote will have the same effect as a vote AGAINST the approval of the Merger Agreement. The Board of Directors recommends that you vote “FOR” Proposals 1 and 2 and “FOR” all of the director nominees listed on the enclosed proxy voting form. For additional information regarding voting procedures and how votes will be counted at the Annual Meeting, please see the sections of the proxy statement for the Annual Meeting entitled “Questions and Answers About the Annual Meeting” and “Annual Meeting of Shareholders.”

Regardless of the number of shares you own, it is important they be represented at the meeting. Your vote matters to us and we need your support. Please follow the instructions on the enclosed proxy voting form to cast your ballot. If you have not received proxy materials for the Annual Meeting, please call our office at (864) 242-2265.

Since time remaining is short, we urge you to please vote using one of the following methods:

▪	Using a touch-tone telephone, call the toll free # located on your voting form. Using your control number located in the box on your voting form, cast your ballot.

▪	Vote over the Internet at using the control number located on the voting form to cast your ballot immediately.

▪	Sign the proxy card and mail it back in the enclosed postage-paid envelope prior to the meeting date.

We would appreciate your immediate attention to this very important matter. Thank you in advance for your support.

Sincerely,

J. Randolph Potter
President and Chief Executive Officer

IF YOU HAVE RECENTLY MAILED YOUR PROXY,
PLEASE ACCEPT OUR THANKS AND DISREGARD THIS REQUEST.